Exhibit 99.2

Execution Version

AMENDMENT No. 1 TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT No. 1 TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”), dated as of April 22, 2021, amends that certain Convertible Promissory Note issued by MannKind Corporation, a Delaware corporation (the “Borrower”) to Mann Group, LLC (the “Lender”), dated as of August 6, 2019, in the original principal amount of $35,000,000 (the “Note”). Capitalized terms used herein and not otherwise defined shall have the meaning given in the Note.

RECITALS

WHEREAS, pursuant to Section 14 of the Note, any provision of the Note may be amended only with the written consent of the Borrower and the Lender.

WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Note as described more fully below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants made herein and of the mutual benefits to be derived herefrom, the undersigned parties hereby amend the Note as follows:

1.    Amendments to Note.

1.1.    Section 1 (Principal Repayment). Section 1 of the Note is hereby amended and restated in its entirety as follows:

“1. Principal Repayment. The outstanding principal amount of this Note together with all accrued and unpaid interest thereon shall be due and payable on December 31, 2025 (the “Maturity Date”).”

1.2.    Section 2 (Interest Rate). The first paragraph of Section 2 of the Note is hereby amended and restated in its entirety as follows:

“2. Interest Rate. Borrower further promises to pay interest on the outstanding principal amount of this Note from the date thereof until payment in full, which interest shall be payable at a rate equal to (a) 7.0% per annum beginning August 6, 2019 until the First Amendment Effective Date, and (b) 2.5% per annum beginning on the First Amendment Effective Date and continuing thereafter. Interest shall be due and payable quarterly in arrears on the first day of each calendar quarter commencing with October 1, 2019; provided that if such date is not a Business Day, interest shall be payable on the Business Day immediately succeeding such date (each such date, an “Interest Payment Date”). Interest shall be payable in kind by adding the amount thereof to the principal amount of this Note (such interest, “PIK Interest”); provided that with respect to interest accruing from and after January 1, 2021, Borrower may, at its option, elect to, pay any such interest on any such Interest Payment Date in validly issued, fully paid and non-assessable shares of Common Stock (as defined below) (“Interest Shares”) so long as each of the Equity Conditions (as defined below) are satisfied on each day during the Equity Conditions Measuring Period (as defined below) applicable to such Interest Payment Date.”

1.3.    Section 4.2 (Prepayment). Section 4.2 of the Note is hereby amended and restated in its entirety as follows:

“4.2 Upon at least 10 days prior written notice to Lender, this Note may be prepaid in whole or in part without penalty or premium. Such prepayment notice shall not be effective for any portion of this Note for which a Notice of Conversion shall have been delivered to Borrower prior to Borrower’s delivery of said prepayment notice or within 10 days following Lender’s receipt of said notice from Borrower. Any partial prepayment made pursuant to this Section 4.2 shall be applied to interest first and then to principal. At the time of any prepayment of principal hereunder, Borrower shall also pay all accrued, unpaid and uncapitalized interest on the amount prepaid through the date of prepayment.”

1.4.    Section 8.8 (Definitions). Section 8.8 of the Note is hereby amended by adding the following new defined term in appropriate alphabetical order:

““First Amendment Effective Date” means April 22, 2021.”

2.    No Further Amendment. Except as expressly modified by this Amendment, the Note shall remain unmodified and in full force and effect.

3.    Effect of Amendment. This Amendment shall form a part of the Note for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Note shall be deemed a reference to the Note as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

4.    Successors and Assigns. Except as otherwise provided herein and in the Note, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5.    Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Borrower consents to in personam jurisdiction of the courts in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for any legal action or proceeding with respect to this Note. Borrower, by execution and delivery of this Amendment, hereby irrevocably accepts in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.    Headings. The headings used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

7.    Counterparts. This Amendment may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER:

MANNKIND CORPORATION

By:	/s/ David Thomson
Name: David Thomson
Title: General Counsel

[Signature Page to Amendment No. 1 to Convertible Promissory Note]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LENDER:

MANN GROUP, LLC

By:	/s/ Anoosheh Bostani
Name: Anoosheh Bostani
Title: President

[Signature Page to Amendment No. 1 to Convertible Promissory Note]